CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT
CERTIFICATION
R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Legg Mason Partners Variable Income Trust — Legg Mason Partners Variable Diversified Strategic Income Portfolio (the “Registrant”), each certify to the best of his knowledge that:
1.	The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2008 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Legg Mason Partners Variable Income Trust —	Legg Mason Partners Variable Income Trust —
Legg Mason Partners Variable	Legg Mason Partners Variable
Diversified Strategic Income Portfolio	Diversified Strategic Income Portfolio

/s/ R. Jay Gerken	/s/ Frances M. Guggino

R. Jay Gerken	Frances M. Guggino
Date: August 28, 2008	Date: August 28, 2008
     This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.